EXHIBIT 10.f

                             Form of Revolving Note

                                 Promissory Note
                           (Revolving Credit Facility)

$5,000,000                                             Charlotte, North Carolina

                                                               November 30, 1998

         FOR VALUE RECEIVED, WORLD FUEL INTERNATIONAL, S.A. and TRANS-TEC INTERNATIONAL, S.A., each a corporation organized and existing under the laws of Costa Rica and having their principal place of business located in Miami Springs, Florida (collectively, the "Borrowers"), hereby promise to pay to the order of NATIONSBANK, N.A. (the "Lender"), in its individual capacity, at the office of the Lender located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Lender may designate in writing) at the times set forth in the Revolving Credit and Reimbursement Agreement dated as of November 30, 1998 by and among the Borrowers, World Fuel Services Corporation, a guarantor, and the Lender (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in ARTICLE II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to SECTION 2.2 (A) of the Agreement. Further, in the event of such acceleration, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Note is the Note referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrowers have caused this Note to be made, executed and delivered by their duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

WITNESS:                              WORLD FUEL INTERNATIONAL, S.A.

TERRY WITCHER                         By: /s/ CARLOS ABAUNZA
-------------------------                 ------------------------------
                                      Name: Carlos Abaunza
                                      Title: Vice President & Chief
-------------------------                    Financial Officer

                                      TRANS-TEC INTERNATIONAL, S.A.
WITNESS:
                                      By: /s/ CARLOS ABAUNZA
TERRY WITCHER                            -------------------------------
------------------------              Name: Carlos Abaunza
                                      Title: Vice President & Chief
------------------------                     Financial Officer

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                    ACKNOWLEDGMENT OF EXECUTION ON BEHALF OF
                         WORLD FUEL INTERNATIONAL, S.A.

                          TRANS-TEC INTERNATIONAL, S.A.

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this 9th day of November, 1998 A.D., personally appeared Carlos Abaunza known to be the Chief Financial Officer of World Fuel International, S.A. and Trans-Tec International S.A., (the "Borrowers"), who, being by me duly sworn, says he works at 700 Royal Poinciana Boulevard, Suite 800, Miami Springs, Florida 33166, and that by authority duly given by, and as the act of, the Borrowers, the foregoing and annexed Note dated November 30, 1998, was signed by him as said Vice President and Chief Financial Officer on behalf of the Borrowers.

         Witness my hand and official seal this 9th day of November, 1998.

                                                              TERRY WITCHER
                                                              Notary Public

(SEAL)

My commission expires: August 18, 1999

                         AFFIDAVIT OF RICHARD M. STARKE

         The undersigned, being first duly sworn, deposes and says that:

         1. He is a Senior Vice President of NationsBank, N.A (the "Lender") and works at 100 S.E. Second Street, 14th Floor, Miami, Florida 33131.

         2. The Note of World Fuel Services Corporation to the Lender in the principal amount of $5,000,000 dated November 30, 1998 was executed before him and delivered to him on behalf of the Lender in Charlotte, North Carolina on November 5th, 1998.

         This the 9th day of November, 1998.

                                                     Name: Richard M. Starke

                           ACKNOWLEDGMENT OF EXECUTION

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this 9th day of November, 1998 A.D., personally appeared Richard M. Starke who before me affixed his signature to the above Affidavit.

         Witness my hand and official seal this 9th day of November, 1998.

                                                              TERRY WITCHER
                                                              Notary Public

(SEAL)

My Commission Expires:  August 18, 1999